Exhibit 99.1

For Immediate Release

OncoMed Chairman and CEO, Paul Hastings, to Take Medical Leave of Absence

Office of the President Established to Lead Company during Medical Leave

REDWOOD CITY, Calif. – September 19, 2017 – OncoMed Pharmaceuticals, Inc. (NASDAQ: OMED), a clinical-stage biopharmaceutical company focused on discovering and developing novel anti-cancer therapeutics, today announced that its Chairman and Chief Executive Officer, Paul J. Hastings, has begun a personal leave of absence for medical reasons. Mr. Hastings will continue to be the Chief Executive Officer and Chairman of the Board of Directors during his leave of absence.

In Mr. Hastings’ absence, OncoMed will be led by the Company’s senior management team including the creation of an Office of the President consisting of Executive Vice President, Research and Development, John Lewicki, and Executive Vice President and Chief Financial Officer, Sunil Patel. In addition, OncoMed’s Board of Directors has appointed a special committee of the Board, consisting of Jack Lasersohn, lead director of the Board, Perry Karsen, Deepa Pakianathan and Rick Winningham, to work closely with Dr. Lewicki and Mr. Patel during Mr. Hastings’ medical leave.

Mr. Lasersohn commented, “We wish Paul a full and speedy recovery, and look forward to his return. In the meantime, we will continue to work closely with OncoMed’s senior leadership team, dedicated employees, and our collaboration partner, Celgene, to advance OncoMed’s science and novel therapeutics to patients.”

About OncoMed Pharmaceuticals

OncoMed Pharmaceuticals is a clinical-stage biopharmaceutical company focused on discovering and developing novel anti-cancer therapeutics. OncoMed has internally discovered a broad pipeline of investigational drugs intended to address the fundamental biology driving cancer’s growth, resistance, recurrence and metastasis. Navicixizumab (anti-DLL4/VEGF bispecific, OMP-305B83), rosmantuzumab (anti-RSPO3, OMP-131R10) and anti-TIGIT (OMP-313M32) are part of the company’s strategic alliance with Celgene Corporation. OncoMed is independently developing GITRL-Fc (OMP-336B11), as well as continuing to pursue new drug discovery research. OncoMed is also evaluating potential partnering opportunities for Wnt pathway agents vantictumab (anti-Fzd, OMP-18R5) and ipafricept (Fzd8-Fc, OMP-54F28). For further information about OncoMed Pharmaceuticals, please see www.oncomed.com.

Forward Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding OncoMed Pharmaceuticals, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, OncoMed’s ability to continue to execute on its business plan; OncoMed’s ability to advance its research and development pipeline; and the ability of OncoMed’s therapeutic candidates to improve outcomes for cancer patients. Such forward-looking statements involve substantial risks and uncertainties that could cause OncoMed’s clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the preclinical and clinical development process; OncoMed’s ability to raise additional capital to support the development of its unpartnered programs; OncoMed’s reliance on third parties to conduct certain preclinical studies and all of its clinical trials; and OncoMed’s dependence on its key executives. OncoMed undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to OncoMed’s business in general, see OncoMed’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (SEC) on March 9, 2017, OncoMed’s Quarterly Report on Form 10-Q filed with the SEC on August 2, 2017, and OncoMed’s other current and periodic reports filed with the SEC.

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Investor Relations Contact:

Peter Rahmer

Trout Group

prahmer@troutgroup.com

(646) 378-2973

Mike Zanoni

Trout Group

mzanoni@troutgroup.com

(646) 378-2924